WACCAMAW BANKSHARES, INC.

News Release

FOR IMMEDIATE RELEASE

August 22, 2011

Contacts:

Geoff Hopkins

President

Waccamaw Bankshares, Inc.

(910) 914-4213

Waccamaw Bankshares receives letter

from Nasdaq relating to its late Form 10-Q

WHITEVILLE, N.C. - Waccamaw Bankshares, Inc. (NASDAQ: WBNK), the bank holding company for Waccamaw Bank, announced today that it received a non-compliance notice from The Nasdaq Stock Market stating that the company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the company has not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30 with the Securities and Exchange Commission.

On June 24, the Listing Qualifications Department of Nasdaq denied the company's request for continued listing on the Nasdaq Global Market. The company is subject to delisting because it has not filed its Annual Report on Form 10-K for 2010 or its Quarterly Report on Form 10-Q for the quarter ended March 31 with the Securities and Exchange Commission.

The company appealed the June 24 delisting determination to the Nasdaq Hearings Panel and appeared before the Hearings Panel on August 4. The Hearings Panel has not yet issued a decision. The company's securities will remain listed on the Nasdaq Global Market until a decision is rendered by the Hearings Panel. The Hearings Panel will take the latest non-compliance notice into account when making its decision.

As disclosed in the company's Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission on August 15 the Company has not yet completed its financial statements for the quarter ended June 30. Three complex transactions completed by the Company in 2010 are at the center of the delay-the sale of problem loans, purchase of home equity lines of credit, and a private placement of preferred stock. The 10-K and 10-Q reports cannot be filed with the SEC until the audit of the Company's financial statements is complete.

About Waccamaw Bankshares, Inc.

Waccamaw Bankshares, Inc., is the holding company for Waccamaw Bank, a North

Carolina-chartered community bank. We are headquartered in Whiteville, North Carolina and conduct our business through seventeen full-service banking offices located in Whiteville, Tabor City, Chadbourn, Elizabethtown, Shallotte (2), Holden Beach, Southport (2), Sunset Beach, Oak Island, and Wilmington, North Carolina and Heath Springs, Conway (2), Socastee, and Little River, South Carolina. Our primary market area includes Columbus, Bladen, Brunswick and New Hanover Counties of North Carolina and Lancaster and Horry Counties of South Carolina. Waccamaw Bank began operations in Whiteville, North Carolina on September 2, 1997 and on June 30, 2001 became our wholly owned subsidiary upon completion of our reorganization into a bank holding company.  We conduct all of our business activities through our banking subsidiary, Waccamaw Bank. The bank's deposits are insured up to applicable limits by the FDIC. Our principal executive office is located at 110 North J.K. Powell Boulevard, Whiteville, North Carolina 28472 and our telephone number is (910) 641-0044. Our website is www.waccamawbank.com .

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Waccamaw Bankshares, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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